Exhibit 4.4

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY, BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR COMMON DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM,” AND TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS TO BE MADE TO THE COMMON DEPOSITARY OR ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY OR ITS NOMINEE, HAS AN INTEREST HEREIN.

CUSIP: 032095 BC4

ISIN: XS3316225831

Common Code: 331622583

No. [ ]	€[ ]

AMPHENOL CORPORATION

3.875% SENIOR NOTES DUE 2034

Amphenol Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, as nominee for the Common Depositary, or its registered assigns, the principal sum of [ ] EUROS (€[ ]), on May 12, 2034 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest on said principal sum, from May 12, 2026 or from the next most recent date to which interest has been paid or duly provided for, annually, on May 12 of each year (the “Interest Payment Date”), commencing on May 12, 2027, at the rate of 3.875% per annum until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest on any overdue principal and premium, if any, and on any overdue installment of interest from time to time on demand at the rate borne by the Notes.

The interest so payable shall be paid to the persons in whose name the Notes are registered at the close of business on the day that is one Business Day immediately preceding the applicable Interest Payment Date (each such date is referred to as an “Interest Record Date”). A “Business Day” shall mean any day other than a Saturday or Sunday on which commercial banks and foreign exchange markets are open for business in New York and London and which is a day on which the real time gross settlement system operated by the Eurosystem, or any successor system (“T2”) is operating.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or May 12, 2026, if no interest has been paid), to but excluding the next scheduled Interest Payment Date (ACTUAL/ACTUAL (ICMA)). If any date on which any Interest Payment Date, any redemption date or the Stated Maturity falls on a day that is not a Business Day, then payment of such amounts payable on such date will be made on the next succeeding Business Day as if made on the date that payment was due (and, except as provided in Section 2(g)(IV) of the Officers’ Certificate (as defined herein), without any interest or other payment in respect of such delay) with the same force and effect as if made on such Interest Payment Date, such redemption date or Stated Maturity, as the case may be.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date. The Company shall fix the record date and payment date. At least ten days before the record date, the Company shall deliver to the Trustee and to each Holder of the Notes a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Payments on the Notes will be made through the principal paying agent. Payments on the Notes will be made at the specified office or agency of the principal paying agent. The Company may also choose to pay interest by mailing checks or making wire transfers. The Company may also arrange for additional paying agent offices and may change these offices.

Notwithstanding the foregoing, as long as this Note is represented by a Global Note, payments of principal of, premium, if any, and interest on this Note will be made in immediately available funds to the Common Depositary or its nominee as the initial holder of this Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE FOLLOWING PAGES HEREOF, WHICH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May 12, 2026

AMPHENOL CORPORATION

By:
Name: Craig A. Lampo
Title: Executive Vice President and Chief Financial Officer

Attest:

Name: Lance D’Amico
Title: Executive Vice President, Secretary and General Counsel

[Signature Page to the Global Note (EUR)]

CERTIFICATE OF AUTHENTICATION

This Global Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

Dated: May 12, 2026

[Signature Page to Global Note (EUR)]

(REVERSE OF NOTE)

AMPHENOL CORPORATION

3.875% SENIOR NOTES DUE 2034

This Global Note designated on the face hereof as 3.875% Senior Notes due 2034 (the “Notes”) is a duly authorized issue of securities of the Company issued and issuable in one or more series under an indenture, dated as of March 16, 2023 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee,” which term includes any successor trustee under such indenture), to such indenture, as supplemented by an Officers’ Certificate dated as of May 12, 2026 establishing the terms of the Notes (the “Officers’ Certificate,” and together with the Base Indenture, the “Indenture”), reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the securities issued thereunder and of the terms upon which said securities are, and are to be, authenticated and delivered. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes are not subject to a mandatory or optional sinking fund requirement.

The Notes shall be redeemable, at the Company’s option, in whole or in part, at any time or from time to time, at the redemption prices described in the Indenture.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem all of the Notes as described above, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described in the Indenture, at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

If an Event of Default (as defined in the Indenture) with respect to the Notes occurs and is continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding to be affected. Without the consent of any Holder of Securities, the Indenture or the Securities may be amended to cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the Securities or to make any change that does not adversely affect the rights of any Holder of the Securities in any material respect. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Until such waiver becomes effective, a consent to it by a Holder of this Note is a continuing consent by the Holder and every subsequent Holder of this Note or portion of this Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on this Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of this Note if the Trustee receives the notice of revocation before the date of the waiver becomes effective. Any amendment or waiver once effective shall bind every Holder affected by such amendment or waiver, subject to certain exceptions provided for in the Indenture.

Every amendment to the Indenture or the Securities shall be set forth in a Supplemental Indenture that complies with the TIA as then in effect.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times and place and at the rate and in the currency herein prescribed.

A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Company or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, (b) to register the transfer of or exchange Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part or (c) to register the transfer of or exchange the Notes which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer (as defined in Section 2(i) of the Officers’ Certificate).

The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

The Trustee shall initially act as the Registrar and Service Agent for the Notes. U.S. Bank Europe DAC, UK Branch, shall initially act as Paying Agent (as defined in the Indenture) for the Notes. The Notes shall be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Notes shall be issued only in registered form without coupons. The Notes shall be deposited with, or on behalf of, a common depositary for Euroclear and Clearstream. In the event of a declaration of acceleration of the maturity of the Notes pursuant to the Indenture, 100% of the principal amount of the Notes shall be payable. The Notes shall be issued in euros and principal of and premium, if any, and interest on the Notes shall be paid in euros. If, on or after May 5, 2026, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in United States dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euros will be converted into United States dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent United States dollars/euro exchange rate available on or prior to the second Business Day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the Notes so made in United States dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. The Notes shall be unsecured debt securities of the Company. The Notes shall not be convertible to any other securities of the Company. The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Notes in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) upon written request of the Trustee, to provide to the Trustee, to the extent reasonably available to the Company, sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip Code)

and irrevocably appoint _____________________________________________________________________________

to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to the provisions hereof, check the box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to the provisions hereof, state the amount you elect to have purchased: $

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).